                                                                    EXHIBIT 12.1


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in Thousands)

                                                    1997           1998            1999            2000           2001
Earnings:
  Total earnings (loss)                           $  3,172       $ 14,137        $(16,917)       $ 10,779       $ 14,358
  Income tax provision (credit)                      5,193         12,986          (2,772)          7,972          9,386
  Extraordinary item                                 1,462
                                                  --------       --------        --------        --------       --------
  Pre-tax earnings (loss)                            9,827         27,123         (19,689)         18,751         23,744
                                                  --------       --------        --------        --------       --------
Fixed charges:
  Interest charges                                   3,463          3,175          22,722          28,563         31,926
  Interest factor of operating rents                   178            197             227             323            365
                                                  --------       --------        --------        --------       --------
  Total fixed charges                                3,641          3,372          22,949          28,886         32,291
                                                  --------       --------        --------        --------       --------

Earnings as adjusted                              $ 13,468       $ 30,495        $  3,260        $ 47,637       $ 56,035
                                                  ========       ========        ========        ========       ========

Ratio of earnings to fixed charges                     3.7            9.0             0.1             1.6            1.7
                                                  ========       ========        ========        ========       ========

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